 [*] DESIGNATES MATERIAL FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED,
  WHICH MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE
                                  COMMISSION.


                                                                    EXHIBIT 10.2

                                                                 [LOGO OF BAYER]
================================================================================
                                                         [LOGO OF AGFA DIVISION]

                                SALES CONTRACT

Sold To:  Seattle Film Works
          -----------------------
          1260 16th Avenue West
          -----------------------
          Seattle, WA  98119-3401
          -----------------------

Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, during the delivery period hereinafter provided, the following goods, subject to terms and conditions as stated below, and on the reverse side.


PERIOD:             January 1, 1998 thru December 31, 1999

RENEWAL PROVISION:  SFW and Agfa agree to initiate contract renewal discussions at least 90 days prior to expiration

PRODUCT:            Agfacolor Negative Film

TERMS OF PAYMENT:   Net 30 DOI

ATTACHMENTS:        A

REMARKS & SPECIAL PROVISIONS:   This contract supersedes any previous agreement,
understandings, or commitments.



--------------------------------------------------------------------------------
This agreement or order is subject to the terms and conditions set forth on the front and back hereof.



All accounts will be reviewed after six months. If Buyer's purchases are not at the level forecasted herein, pricing will revert to the appropriate price group, and Agfa Division, Bayer Corporation will issue corrected invoices reflecting the appropriate pricing.

        ACCEPTED                       AGFA DIVISION OF BAYER CORPORATION

Dated:  May 21, 1997                   By:  Hans Kuhlmann
                                                    Signature
By:  Case H. Kuehn                     V.P. Sales
              Please Print Name                     Title
/S/ Case H. Kuehn                      BY:_______________________________
              Authorized Signature                  Signature
Vice President                         __________________________________
                       Title                        Title

                             TERMS AND CONDITIONS


GENERAL
1. Prices are exclusive of taxes which, if applicable, will be shown separately on the invoice.
2. The minimum acceptable order is $250 at net billing prices and only items contained herein may be used to meet the $250 minimum order requirement. Seller may change the minimum acceptable order at any time during the term of this agreement.
3. All orders received shall be subject to credit approval. Likewise, all agreements or orders shall not be considered binding or valid until accepted by a vice president of Agfa Division, Bayer Corporation (hereinafter "Agfa") at its principle office in New Jersey.
4. No drop shipments will be made.
5. It is agreed that any trademarks, trade names, trade dress, and original packaging of Agfa Division, Bayer Corporation, and/or its affiliates shall not be used improperly.
6. In the event of any clerical or mathematical error, Agfa is hereby authorized to and reserves the right to correct such errors.
7. Agfa reserves the right to add late charges on any past-due amount equivalent to the greater of two percent or the maximum allowed by local statutes.
8. No deductions or setoffs may be made from any statement or invoice for any reason without prior written authorizations from Agfa. Any unauthorized deduction shall be of no effect and shall be null and void.


TRANSPORTATION
All shipments will be made F.O.B. point of shipment. Transportation charges will be prepaid on each order totaling $1,000 or more, except where indicated, at net billing prices shown in current catalog, provided such order calls for a single shipment to one destination. If an order totals less than $1,000, transportation charges will be added to the invoice. All shipments will be made by surface transportation by carriers of Agfa's choice in accordance with Agfa's standard transportation policy. If shipment is made by other means, in accordance with the instructions of the customer, transportation charges will be added to the invoice with no freight allowance, regardless of the amount of the order. Seller may change this transportation minimum at any time during the term of this agreement.

DAMAGES, SHORTAGES AND ERRORS
Inasmuch as all shipments are receipted by the delivering carrier as being in good order, all shipments must be checked immediately on arrival for damage and carton count. If outside damage and/or shortage of carton count, not on Bill of Lading before signing carrier receipt and file claim at once with delivering carrier.

If concealed (inside) damage, file claim with delivering carrier within 15 working days of receipt of merchandise. Request inspection by delivering carrier and obtain inspection report. If shortages (inside carton) and/or error in shipment, notify Agfa Division, Bayer Corporation within 48 hours of day merchandise was received.

RETURNS
No returns will be accepted without a prior written authorization form from Agfa Division, Bayer Corporation which will set forth the terms of such returns. Prepaid returns may be required in cases where Agfa Division, Bayer Corporation is free from fault. It is recommended that parcel post shipments be insured.

TERMS OF PAYMENT
Subject to Credit Department approval and unless otherwise specified, terms of payment shall be 2% 40 days DOI, net 30 days DOI. No cash discount will be allowed where an account is past due. All remittances should be made to Agfa Division, Bayer Corporation at the address shown on the monthly statement.

FORCE MAJEURE
The nonperformance of Agfa Division, Bayer Corporation of its obligation to deliver any merchandise ordered hereunder shall be excused if such nonperformance is occasioned by any strike or any other labor trouble, flood, fire, accident, or any other casualty, act of God, war, governmental restrictions, shortage of or inability to obtain raw materials, damage by the elements, failure of equipment or other cause of like or unlike nature beyond the control of Agfa Division, Bayer Corporation. Agfa Division, Bayer Corporation may, in the exercise of reasonable discretion, discontinue shipments to any account, revoke or modify any provisions in this agreement or allocate distribution of any of its products.

WARRANTY
All sales are without warranty of any kind, express or implied including, but not limited to, any warranty of merchantability or fitness for a particular purpose. Agfa's liability is limited to the replacement of products defective in manufacture, labeling, or packaging. IN NO EVENT, SHALL AGFA DIVISION, BAYER CORPORATION OR ITS PARENT, SUBSIDIARY, OR AFFILIATED COMPANIES BE LIABLE FOR SPECIAL OR INDIRECT, OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY SALE OR SUBSEQUENT HANDLING OF ANY PRODUCT, EVEN WHERE SUCH DAMAGES ARE CAUSED BY NEGLIGENCE OF AGFA DIVISION, BAYER CORPORATION OR THAT OF ITS PARENT, SUBSIDIARY, OR AFFILIATED COMPANIES. Warranty for photofinishing equipment shall be in accordance with Conditions of Sale on the Agfa Division, Bayer Corporation lab equipment purchase order.

ASSURANCES
Whenever, in the reasonable judgment of Seller, there exists the possibility that Buyer is unwilling or unable to perform fully its obligations under this agreement, the Seller shall be entitled to demand of Buyer further assurances of due performance as Seller shall reasonably deem proper. If Buyer fails to provide reasonable assurances under this paragraph, Seller may ship goods C.O.D. or terminate this agreement without further liability to Buyer.

SECURITY INTEREST
Agfa Division, Bayer Corporation shall retain and the Buyer hereby grants Agfa a purchase money security interest in all equipment and goods and their proceeds until all moneys due hereunder are paid in full. Customer shall perform all acts necessary to protect Agfa's security interest. Agfa may file this Agreement or a copy of it as a financing statement.

STRICT COMPLIANCE
The waiver of strict compliance or performance of any of the terms of this Agreement or of any breach thereof on the part of Seller shall not be held or deemed to be a waiver of any subsequent failure to comply strictly with, or perform the same or any other term or condition of this Agreement, or of any breach thereof.

APPLICABLE LAW
The interpretation, instruction, performance, and/or enforcement of this document shall be governed by the laws of the State of New Jersey. Should any provision herein be held invalid or unenforceable as written by court of competent jurisdiction, said provision, along with the remainder of the Agreement, shall nonetheless be enforceable to the extent allowable under applicable law.

ENTIRE AGREEMENT
All previous understanding and commitments, oral or written, made between the parties hereto are merged in this Agreement, which represents the entire Agreement between the parties hereto relating to the subject matter hereof. Except as otherwise stated herein, no amendment or change hereof shall be effective or binding upon the parties hereto unless reduced to writing and signed by both Seller and Buyer. In the event of any conflict between the terms of this Agreement and the terms of any purchase order, the terms heeof shall prevail.

EQUIPMENT
All purchases and leases of equipment must be accompanied by an Agfa lab equipment purchase order.

TERMINATION
The Seller reserves the right, among other remedies, to either cancel this contract or suspend further deliveries under it in the event Buyer fails to pay for any one shipment when same becomes due. Should Buyer's financial responsibility become unsatisfactory to Seller, cash payments or satisfactory security may be required by Seller.

PRICES
This contract is firm and not renegotiable during its term.
Prices, as stated on the front hereof, shall remain in effect for the period of the contract unless
1.  There is a significant change in the Seller's cost beyond Seller's control.
2. The price in the market increases by three percent or more. In either event, prices are guaranteed for a minimum of 90 days from the date of this contract. Thirty days' written notice must be provided before a price change becomes effective.

CONFIDENTIALITY
It is understood that the terms of this Agreement shall be kept confidential between the parties hereto and shall be disclosed only as required to lenders, counsel, auditors or others having legitimate business interest in the contents hereof. Buyer shall not, without Seller's permission, reveal any confidential information or trade secrets regarding Seller's products, business or methods of operation learned by Buyer during the term of this Agreement except as required by the Securities and Exchange Commission.
Effective April 1995.

         [*] DESIGNATES MATERIAL FOR WHICH CONFIDENTIAL TREATMENT HAS
        BEEN REQUESTED, WHICH MATERIAL HAS BEEN SEPARATELY FILED WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.


                                                                    EXHIBIT 10.2

                              SEATTLE FILM WORKS
                            SALES CONTRACT ADDENDUM


1. PERIOD:   January 1, 1998 through December 31, 1999
   ------

2. PRICES:
   ------

         .   FILM
             ----
         -  Projected min. [ * ] running meters (2 year total)
            ISO 100 135              Invoice Price                $ [ * ] /RM
            ISO 200 135              Invoice Price                $ [ * ] /RM
            ISO 400 135              Invoice Price                $ [ * ] /RM

         -  Projected min. [ * ] 135-20 rolls in bulk(2 year total)
            (SFW Label): with label on outer cartridge and freshness seal
            ISO 200 135-20           Invoice Price                $ [ * ] /roll
            ISO 400 135-20           Invoice Price                $ [ * ] /roll

         -  Projected min. [ * ] 135-24/27 rolls in bulk (2 year total)
            ISO 400 135-24           Invoice Price                $ [ * ] /roll
            ISO 400 135-27           Invoice Price                $ [ * ] /roll


For each six month period of this contract that SFW will issue a binding purchase order in advance for at least one fourth of the 20 exposure then the above pricing goes into effect for all of the above items. In any period that the order for 20 exposure is not equal to at least one fourth of the above quantities, then the following prices will be in effect for that order.

            ISO 100 135              Invoice Price                $ [ * ] /RM
            ISO 200 135              Invoice Price                $ [ * ] /RM
            ISO 400 135              Invoice Price                $ [ * ] /RM


            (SFW label): with label on outer cartridge and freshness seal
            ISO 200 135-20           Invoice Price                $ [ * ] /roll
            ISO 400 135              Invoice Price                $ [ * ] /roll

            (Neutral label)
            ISO 200 135-24           Invoice Price                $ [ * ] /roll
            ISO 400 135-27           Invoice Price                $ [ * ] /roll

                              SEATTLE FILM WORKS
                            SALES CONTRACT ADDENDUM


3.  EQUIPMENT:
    ---------

       SFW shall loan to Agfa for the duration of this Agreement and at no charge, a packaging machine capable of applying a label and freshness seal to film canisters.

4. Upon signing this agreement SFW will issue a binding purchase order for at least [ * ] rolls of 20 exp. Film.

                                                                               2